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                                                                     Exhibit 3.1

                           SIXTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ACTIVBIOTICS, INC.

     The undersigned, for the purpose of amending and restating the Certificate of Incorporation of ActivBiotics, Inc. (the "Corporation") under the laws of the State of Delaware, hereby certifies as follows:

     1: The name of the Corporation is ActivBiotics, Inc. The Corporation was incorporated under the name Merlin Technologies, Inc. pursuant to an original Certificate of Incorporation filed by with the Secretary of State of Delaware on October 1, 1996.

     2: The Certificate of Incorporation of the Corporation is hereby further amended and restated as follows:

          a. The existing Article I is unchanged.

          b. The existing Article II is unchanged.

          c. The existing Article III is amended to provide:

               (i) for an increase in the total number of authorized shares of capital stock of the Corporation, from two hundred sixty six million nine hundred four thousand four hundred seventy three (266,904,473) authorized shares, to three hundred eighty three million two hundred twenty four thousand three hundred six (383,224,306) authorized shares;

               (ii) a new class of Preferred Stock designated as Series C-2 Convertible Preferred Stock, par value $0.01 per share, consisting of an aggregate of eighty one million one hundred seventy two thousand eight hundred twenty two (81,172,822) authorized shares, and setting forth the powers, preferences and rights of such series and the qualifications, limitations and restrictions thereof; and

               (iii) certain other provisions of the existing Certificate of Incorporation are amended as required to implement the foregoing.

          d. The existing Article IV is unchanged.

          e. The existing Article V is conformed to reflect this sixth amendment and restatement of the Certificate of Incorporation.

          f. The existing Article VI is unchanged.

          g. The existing Article VII is unchanged.

          h. The existing Article VIII is conformed to reflect this sixth amendment and restatement of the Certificate of Incorporation.

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          i. The existing Article IX is unchanged.

          j. The existing Article X is unchanged.

     3: The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and restated are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled "Sixth Amended and Restated Certificate of Incorporation of ActivBiotics, Inc." without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and the provisions of the single instrument hereinafter set forth.

     4: The amendments and restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL") by the written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the DGCL (prompt notice of such action having been given to those stockholders who did not consent in writing).

     5: The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Sixth Amended and Restated Certificate of Incorporation, read as follows:

                           SIXTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ACTIVBIOTICS, INC.

                                    ARTICLE I
                                      Name

     The name of the corporation is ActivBiotics, Inc.

                                   ARTICLE II
                                     Purpose

     The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

                                   ARTICLE III
                                  Capital Stock

     Authorization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 383,224,306, consisting of (i) 163,224,306 shares of preferred stock, par value $0.01 par value per share, of which there are authorized 17,038,714 shares of Series A Convertible Preferred Stock (the "Series A Stock"), 23,530,000 shares of Series B Convertible Preferred Stock (the "Series B Stock"), 2,925,000 shares of Series B-1 Convertible


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Preferred Stock (the "Series B-1 Stock"), 19,102,517 shares of Series C
Convertible Preferred Stock (the "Series C Stock"), 19,455,253 shares of Series C-1 Convertible Preferred Stock (the "Series C-1 Stock") and 81,172,822 shares of Series C-2 Convertible Preferred Stock (the "Series C-2 Stock" and together with the Series A Stock, the Series B Stock, the Series B-1 Stock, the Series C Stock and the Series C-1 Stock, the "Preferred Stock"), and (ii) 220,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"). The Series C Stock, the Series C-1 Stock and the Series C-2 Stock shall hereinafter be referred to, collectively, as the "Senior C Stock", and the Series B Stock and the Series B-1 Stock shall hereinafter be referred to, collectively, as the "B Stock". Different series of preferred stock shall not be construed to constitute different classes of shares for purposes of voting by classes unless expressly provided.

                             PART A. PREFERRED STOCK

     A.1 Designation and Amount. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Preferred Stock shall be as set forth herein. The number of authorized shares of the Series A Stock is 17,038,714, the number of authorized shares of the Series B Stock is 23,530,000, the number of authorized shares of the Series B-1 Stock is 2,925,000, the number of authorized shares of the Series C Stock is 19,102,517, the number of authorized shares of the Series C-1 Stock is 19,455,253 and the number of authorized shares of the Series C-2 Stock is 81,172,822.

     A.2 Ranking. (a) The shares of the Senior C Stock shall rank, as to dividends and upon Liquidation (as defined in Section A.4(b) hereof), equally with each other and senior and prior to the B Stock, the Series A Stock and the Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of at least fifty-five percent (55%) of the voting power of the then outstanding shares of the Senior C Stock pursuant to Section A.6(c)(i) hereof.

               (b) The shares of the B Stock shall rank, as to dividends and upon Liquidation, equally with each other, junior to the Senior C Stock and senior and prior to the Series A Stock, the Common Stock and to all other classes or series of stock issued by the Corporation (other than the Senior C Stock), except as otherwise approved by the affirmative vote or consent of the holders of at least two thirds (2/3) of the voting power of the then outstanding shares of B Stock pursuant to Section A.6(c)(ii) hereof.

               (c) The shares of the Series A Stock shall rank, as to dividends and upon Liquidation, equally with each other, junior to the Senior C Stock and the B Stock and senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation (other than the Senior C Stock and the B Stock), except as otherwise approved by the affirmative vote or consent of the holders of a majority of the then outstanding shares of the Series A Stock pursuant to Section A.6(c)(iii) hereof.

     A.3 Dividend Provisions.

     A.3(a)(i) The holders of shares of Senior C Stock shall be entitled to receive, out of funds legally available for that purpose, cumulative dividends on each outstanding share of

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Senior C Stock at the rate of 8% of (A) in the case of Series C Stock or Series
C-1 Stock, the Series C Original Purchase Price (as defined in Section A.9 hereof), and (B) in the case of Series C-2 Stock, the Series C-2 Original Purchase Price (as defined in Section A.9 hereof), per annum compounding annually, which dividends will accrue on a quarterly basis and shall cumulate commencing on the applicable Original Issuance Date (as defined in Section A.9 hereof), whether or not earned or declared. Such dividends shall be prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on any other class of securities of the Corporation. Dividends hereunder shall be payable in cash, when, as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation (as defined in Section A.4(b) hereof), or upon any Redemption Date (as defined in Section A.5(c) hereof). Dividends under this Section A.3(a)(i) shall be payable in shares of Common Stock (calculated based upon the applicable Conversion Price (as defined in Section A.7(d)(i)(a) hereof), as accrued, upon the conversion of the Senior C Stock into Common Stock. Whenever any dividend may be declared or paid on any shares of Senior C Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Senior C Stock then outstanding, so that all outstanding shares of Senior C Stock will participate equally with each other ratably per share (calculated as provided in Section A.3(b) hereof). No dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on any shares of Common Stock or any shares of the Series A Stock or the B Stock unless and until all accrued but unpaid dividends on the Senior C Stock have been paid. In addition, no dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock or (ii) any shares of Preferred Stock (other than the Senior C Stock) unless first or simultaneously the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of Senior C Stock then outstanding so that all outstanding shares of Senior C Stock will participate in such dividend ratably with such shares (calculated as provided in Section A.3(b) hereof).

     A.3(a)(ii) Following payment in full of required dividends to the Senior C Stockholders (as defined in Section A.4(b)(i) hereof) in accordance with Section A.3(a)(i) hereof, the holders of shares of B Stock shall be entitled to receive, out of funds legally available for that purpose, cumulative dividends on each outstanding share of B Stock at the rate of 8% of (A) in the case of Series B Stock, the Series B Original Purchase Price (as defined in Section A.9 hereof), and (B) in the case of Series B-1 Stock, the Series B-1 Original Purchase Price (as defined in Section A.9 hereof), per annum compounding annually, which dividends will accrue on a quarterly basis and shall cumulate commencing on the applicable Original Issuance Date, whether or not earned or declared. Such dividends shall be prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on any other class of securities of the Corporation other than the Senior C Stock. Dividends hereunder shall be payable in cash, when as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation, or upon any Redemption Date. Dividends hereunder shall be payable in shares of Common Stock (calculated based upon (A) in the case of the Series B Stock, the Series B Conversion Price, as defined in Section A.7(d)(i)(a) hereof, and, in the case of the Series B-1 Stock, the Series B-1 Conversion Price, as defined in Section A.7(d)(i)(a) hereof), as accrued, upon the conversion of

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the B Stock into Common Stock. Whenever any dividend may be declared or paid on any shares of B Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the B Stock then outstanding, so that all outstanding shares of B Stock will participate equally with each other ratably per share (calculated as provided in Section A.3(b) hereof). No dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on any shares of Common Stock or any shares of the Series A Stock unless and until all accrued but unpaid dividends on the B Stock have been paid. In addition, no dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock or (ii) any shares of Preferred Stock (other than the B Stock and the Senior C Stock) unless first or simultaneously the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of B Stock then outstanding so that all outstanding shares of B Stock will participate in such dividend ratably with such shares (calculated as provided in Section A.3(b) hereof).

     A.3(a)(iii) Following payment in full of required dividends to the Senior C Stockholders and the B Stockholders (as defined in Section A.4(c)(i) hereof) in accordance with Sections A.3(a)(i) and A.3(a)(ii) hereof, the holders of shares of Series A Stock shall be entitled to receive, out of funds legally available for that purpose, cumulative dividends on each outstanding share of Series A Stock at the rate of 8% of the Series A Original Purchase Price (as defined in Section A.9 hereof) per annum compounding annually, which will accrue on a quarterly basis and shall cumulate commencing on the applicable Original Issuance Date, whether or not earned or declared. Such dividends shall be prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on any other class of securities of the Corporation other than the Senior C Stock and the B Stock. Dividends hereunder shall be payable in cash, when as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation, or upon any Redemption Date. Dividends hereunder shall be payable in shares of Common Stock (calculated based upon the Series A Conversion Price, as defined in Section A.7(d)(i)(a) hereof), as accrued, upon the conversion of the Series A Stock into Common Stock. Whenever any dividend may be declared or paid on any shares of Series A Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A Stock then outstanding, so that all outstanding shares of Series A Stock will participate equally with each other ratably per share (calculated as provided in Section A.3(b) hereof). No dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on any shares of Common Stock unless and until all accrued but unpaid dividends on the Series A Stock have been paid. In addition, no dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on any shares of the Common Stock unless first or simultaneously the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of Series A Stock then outstanding so that all outstanding shares of Series A Stock will participate in such dividend ratably with such shares (calculated as provided in Section A.3(b) hereof).

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     A.3(b) In connection with any dividend declared or paid hereunder, each share of Preferred Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded up to the nearest one-tenth of a share. No fractional shares of capital stock shall be issued as a dividend hereunder. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the fair market value thereof on the last Business Day (as defined in Section A.9 hereof) immediately preceding the date for payment of dividends, as determined by the Board of Directors in good faith.

     A.4 Liquidation Rights.

     A.4(a)(i) With respect to rights on Liquidation, the shares of Senior C Stock shall rank equally with each other and senior and prior to the B Stock, the Series A Stock and the Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of at least fifty-five percent (55%) of the voting power of the then outstanding shares of the Senior C Stock pursuant to Section A.6(c)(i) hereof.

     A.4(a)(ii) With respect to rights on Liquidation, the shares of B Stock shall rank equally with each other, junior to the Senior C Stock and senior and prior to the Series A Stock and the Common Stock and to all other classes or series of stock issued by the Corporation (other than the Series C Stock), except as otherwise approved by the affirmative vote or consent of the holders of at least two thirds (2/3) of the then outstanding shares of the B Stock pursuant to Section A.6(c)(ii) hereof.

     A.4(a)(iii) With respect to rights on Liquidation, the shares of Series A Stock shall rank equally with each other, junior to the Senior C Stock and the B Stock and senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation (other than the Senior C Stock and the B Stock), except as otherwise approved by the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series A Stock pursuant to Section A.6(c)(iii) hereof.

     A.4(b)(i) In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a "Liquidation"), the holders of shares of Senior C Stock then outstanding (the "Senior C Stockholders") shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of the Series A Stock, B Stock or the Common Stock or any other class or series of stock ranking on Liquidation junior to such Senior C Stock, an amount per share equal to the greater of (A) one and 50/100 (1.5) times (i) in the case of Series C Stock and Series C-1 Stock, the Series C Original Purchase Price, and (ii) in the case of Series C-2 Stock, the Series C-2 Preference Amount (as defined in Section A.9 hereof), plus an amount equal to any accrued but unpaid dividends on such share of Series C Stock, Series C-1 Stock or Series C-2 Stock, as the case may be, pursuant to Section A.3(a)(i) hereof, provided that no ratable share in the Remaining Assets (as defined in Section A.4(e) hereof) shall be provided to the Senior C Stockholders in conjunction herewith, and (B) (i) in the case of the Series C Stock and the Series C-1 Stock, the Series C Original Purchase Price, and (ii) in the case of the Series C-2 Stock, the Series C-2 Preference Amount, plus an amount equal to any accrued but unpaid dividends on such share of Series C Stock, Series C-1 Stock or Series C-2 Stock, as

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the case may be, pursuant to Section A.3(a)(i) hereof plus a ratable share in the Remaining Assets in conjunction therewith, as provided in Section A.4(e) hereof. The term "Senior C Preference Amount" shall mean, with respect to any share of Senior C Stock, the amount which the holder of such share of Senior C Stock is entitled to receive pursuant to this Section A.4(b)(i) in respect of such share of Senior C Stock but excluding the amount of any accrued but unpaid dividends on such share of Senior C Stock.

     A.4(b)(ii) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Senior C Stockholders the full amount to which each of them shall be entitled, then the Senior C Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     A.4(c)(i) In the event of any Liquidation, the holders of shares of B Stock then outstanding (the "B Stockholders") shall be entitled, after payment in full to the Senior C Stockholders of the Senior C Preference Amount plus an amount equal to any accrued but unpaid dividends on the Senior C Stock pursuant to Section A.3(a)(i) hereof, to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of the Series A Stock or the Common Stock or any other class or series of stock ranking on Liquidation junior to such B Stock, an amount per share equal to (A) in the case of Series B Stock, the Series B Original Purchase Price and (B) in the case of Series B-1 Stock, the Series B-1 Original Purchase Price, plus an amount equal to any accrued but unpaid dividends thereon pursuant to Section A.3(a)(ii) hereof. The term "B Preference Amount" shall mean, with respect to any share of B Stock, the amount which the holder of such share of B Stock is entitled to receive pursuant to this Section A.4(c)(i) in respect of such share of B Stock but excluding the amount of any accrued but unpaid dividends on such share of B Stock.

     A.4(c)(ii) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the B Stockholders the full amount to which each of them shall be entitled, then the B Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     A.4(d)(i) In the event of any Liquidation, the holders of shares of Series A Stock then outstanding (the "Series A Stockholders") shall be entitled, after payment in full to the Senior C Stockholders of the Senior C Preference Amount plus an amount equal to any accrued but unpaid dividends on the Senior C Stock pursuant to Section A.3(a)(i) hereof and payment in full to the B Stockholders of the B Preference Amount plus an amount equal to any accrued but unpaid dividends on the B Stock pursuant to Section A.3(a)(ii) hereof, to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of the Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A Stock, an amount per share equal to the Series A Original Purchase Price (as defined in Section A.9 hereof), plus an amount equal to any accrued but unpaid dividends on the Series A Stock pursuant to Section A.3(a)(iii)


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hereof. The term "Series A Preference Amount" shall mean the Series A Original
Purchase Price.

     A.4(d)(ii) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Stockholders the full amount to which each of them shall be entitled, then the Series A Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     A.4(e) In the event of any Liquidation, after payment shall have been made first to the Senior C Stockholders of the full amount to which they shall be entitled pursuant to Section A.4(b)(i) hereof, and after payment shall have been made next to the B Stockholders of the full amount to which they shall be entitled pursuant to Section A.4(c)(i) hereof, and after payment shall have been made next to the Series A Stockholders of the full amount to which they shall be entitled pursuant to Section A.4(d)(i) hereof, the Senior C Stockholders (if, but only if, the Senior C Stockholders are entitled to receive the Senior C Preference Amount provided for in Section A.4(b)(i)(B) hereof), the B Stockholders and the Series A Stockholders shall be entitled to share ratably (calculated based on the number of shares of Common Stock into which the then outstanding shares of Senior C Stock, B Stock and Series A Stock are then convertible, rounded to the nearest one-tenth of a share) with the Common Stockholders in all remaining assets of the Corporation available for distribution to its stockholders (the "Remaining Assets").

     A.4(f)(i) In the event of and simultaneously with the closing of an Event of Sale (as defined in Section A.4(f)(vii) hereof), the Corporation shall (unless waived pursuant to Section A.4(f)(v) hereof or otherwise prevented by law) redeem all of the shares of Preferred Stock then outstanding for a cash amount per share determined as set forth herein (the "Special Liquidation Price," said redemption being referred to herein as a "Special Liquidation"). For all purposes of this Section A.4(f), the Special Liquidation Price shall be equal to that amount per share which would be received by each holder of shares of Preferred Stock (a "Preferred Stockholder") if, in connection with an Event of Sale, all the consideration paid in exchange for the assets or the shares of capital stock (as the case may be) of the Corporation were actually paid to and received by the Corporation and the Corporation were immediately thereafter liquidated and its assets distributed pursuant to Sections A.4(a) through (e) hereof. To the extent that one or more redemptions (as described in Section A.5 hereof) and/or Special Liquidations are occurring concurrently, the Special Liquidation under this Section A.4(f) shall be deemed to occur first. The date upon which the Special Liquidation shall occur is sometimes referred to herein as the "Special Liquidation Date".

     A.4(f)(ii) In the absence of an applicable waiver pursuant to Section A.4(f)(v) hereof, at any time on or after the Special Liquidation Date, a holder of Preferred Stock shall be entitled to receive the Special Liquidation Price for each such share of Preferred Stock owned by such holder. Subject to the provisions of Section A.4(f)(iii) hereof, payment of the Special Liquidation Price will be made upon actual delivery to the Corporation or its transfer agent of the certificate representing such shares of Preferred Stock.


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     A.4(f)(iii) If on the Special Liquidation Date less than all the shares of
Preferred Stock then outstanding may be legally redeemed by the Corporation, the Special Liquidation shall proceed according to the rank and priorities set forth in Sections A.4(a) through (d) hereof.

     A.4(f)(iv) On and after any Special Liquidation Date, all rights in respect of the shares of Preferred Stock to be redeemed shall cease and terminate except the right to receive the applicable Special Liquidation Price as provided herein, and such shares of Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares of Preferred Stock have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Special Liquidation Price with respect to any shares of Preferred Stock, the rights of the holder(s) thereof with respect to such shares of Preferred Stock shall continue until the Corporation cures such default.

     A.4(f)(v) Anything contained herein to the contrary notwithstanding, (a) any provision of this Section A.4(f) may be waived with respect to the Preferred Stock by the holders of a majority of the voting power (determined as set forth in the third sentence of Section A.6(a) hereof) of the shares of the Preferred Stock then outstanding, voting together as a single class, by delivery of written notice of waiver to the Corporation prior to the closing of any Event of Sale, in which event the Corporation shall not redeem any shares of the Preferred Stock pursuant to this Section A.4(f).

     A.4(f)(vi) Any notice required to be given to the holders of shares of Preferred Stock pursuant to Section A.7(f) hereof in connection with an Event of Sale shall include a statement by the Corporation of (A) the Special Liquidation Price which each Preferred Stockholder shall be entitled to receive upon the occurrence of a Special Liquidation under this Section A.4(f) and (B) the extent to which the Corporation will, if at all, be legally prohibited from paying each holder of Preferred Stock the Special Liquidation Price.

     A.4(f)(vii) For purposes of this Section A.4(f), an "Event of Sale" shall mean (A) the merger or consolidation of the Corporation into or with another corporation, partnership, joint venture, trust or other entity, or the merger or consolidation of any corporation into or with the Corporation (in which consolidation or merger the stockholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger in complete exchange for their shares of capital stock of the Corporation); or
(B) the sale, exclusive license or other disposition of all or substantially all the assets of the Corporation in any single or series of related transactions; or (C) the sale or exclusive license of all or substantially all of the intellectual property of the Corporation in any single transaction or series of related transactions, unless, upon consummation of such merger, consolidation, sale or license of assets or intellectual property, the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly at least 51% of the voting power of the surviving corporation.

     A.5 Redemption.

     A.5(a)(i) At the written request (a "Senior C Redemption Notice") of the holder or holders of at least fifty-five percent (55%) of the voting power (determined as set forth in the third sentence of Section A.6(a) hereof) of the shares of Senior C Stock then outstanding (the

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"Requesting C Holders") made at any time after December 22, 2010, the
Corporation shall redeem on the Redemption Date (as such term is defined in Section A.5(c) hereof) in preference to the B Stock and the Series A Stock, unless otherwise prevented by law, at a redemption price per share equal to (A) in the case of the Series C Stock and Series C-1 Stock, the Series C Original Purchase Price, and (B) in the case of the Series C-2 Stock, the Series C-2 Preference Amount, plus an amount equal to any accrued but unpaid dividends on such share of Senior C Stock pursuant to Section A.3(a)(i) hereof, twenty-five percent (25%) of the shares of each series of Senior C Stock outstanding at the time that such request is made, and in each subsequent year thereafter (upon the anniversary of the Redemption Date) an additional twenty-five percent (25%) of the shares of each series of Senior C Stock that was originally outstanding as of the Redemption Date. The total sum payable for each share of Senior C Stock on the Redemption Date or on the subsequent anniversaries of the Redemption Date, as the case may be, is hereinafter referred to as the "Applicable Senior C Redemption Price," and the total payments to be made to the Senior C Stockholders pursuant to this Section A.5 with respect to all of their shares of Senior C Stock is hereinafter referred to as the "Senior C Redemption Payment." Notwithstanding any limitations specified in this Section A.5, in the event that the Corporation at any time breaches any of its representations, warranties, covenants and/or agreements set forth in that certain Fourth Amended and Restated Stockholders' Agreement among the Corporation and the signatories thereto (the "Stockholders' Agreement"), the result of which would have a material adverse effect on assets, financial conditions, business, or prospects of the Corporation or on the value of the investment by the Senior C Stockholders in equity securities of the Corporation, fifty-five percent (55%) in voting power of such Senior C Stockholders (determined as set forth in the third sentence of Section A.6(a) hereof) may elect, at their sole discretion, if any such breach is not cured by the 60th day after receipt by the Corporation of notice of such breach from a Senior C Stockholder, to accelerate the maturity of the rights of all of the Senior C Stockholders under this Section A.5(a)(i) and cause the immediate redemption of all, but not less than all, of the shares of Senior C Stock then held by the Senior C Stockholders. With respect to a breach of which the Corporation is aware or reasonably should be aware, such 60 day period within which the Corporation shall have the right to cure such breach shall be deemed to have commenced on the tenth day after the occurrence of such breach, irrespective of notice of such breach from a Senior C Stockholder.

     A.5(a)(ii) Subject to the prior redemption rights of the Senior C Stockholders set forth above, at the written request (a "B Redemption Notice") of the holder or holders of at least two-thirds (2/3) of the voting power (determined as set forth in the third sentence of Section A.6(a) hereof) of the shares of B Stock then outstanding (the "Requesting B Holders") made at any time after December 22, 2010, the Corporation shall redeem on the Redemption Date (as such term is defined in Section A.5(c) hereof) in preference to the Series A Stock, unless otherwise prevented by law, at a redemption price per share equal to (A) in the case of the Series B Stock, the Series B Original Purchase Price and (B) in the case of the Series B-1 Stock, the Series B-1 Original Purchase Price, plus an amount equal to any accrued but unpaid dividends on such B Stock pursuant to Section A.3(a)(ii) hereof, twenty-five percent (25%) of the B Stock outstanding at the time that such request is made, and in each subsequent year thereafter (upon the anniversary of the Redemption Date) an additional twenty-five percent (25%) of the B Stock that was originally outstanding as of the Redemption Date, provided, however, that no such B Redemption Notice tendered by the Requesting B Holders shall be valid or effective in the absence of a prior Senior C Redemption Notice properly tendered to the Corporation by the Requesting C Holders pursuant to Section A.5(a)(i) hereof. The total sum payable for each share of B Stock on the Redemption Date or on the subsequent anniversaries of the Redemption Date, as the case may be, is hereinafter referred to as the "Applicable B Redemption Price," and the total payments to be made to the B Stockholders pursuant to this Section A.5 with respect to all of their shares of B Stock is hereinafter referred to as the "B Redemption Payment." Notwithstanding any limitations specified in this Section A.5, in the event that the Corporation at any time breaches any of its representations, warranties, covenants and/or agreements set forth in the Stockholders' Agreement, the result of which would have a material adverse effect on assets, financial conditions, business, or prospects of the Corporation or on the value of the investment by the B Stockholders in equity securities of the Corporation, and only if the holders of Senior C Stock have elected to accelerate redemption under Section A.5(a)(i) hereof, two-thirds (2/3) in voting power of such B Stockholders (determined as set forth in the third sentence of Section A.6(a) hereof) may elect, at their sole discretion, if any such breach is not cured by the 60th day after receipt by the Corporation of notice of such breach from a B Stockholder, to accelerate the maturity of the rights of all of the B Stockholders under this Section A.5 and cause the immediate redemption of all, but not less than all, of the shares of B Stock then held by the B Stockholders subject to the receipt by each Senior C Stockholder of the entire Senior C Redemption Payment to which they would be entitled. With respect to a breach of which the Corporation is aware or reasonably should be aware, such 60 day period within which the Corporation shall have the right to cure such breach shall be deemed to have commenced on the tenth day after the occurrence of such breach, irrespective of notice of such breach from a B Stockholder.

     A.5(a)(iii) Subject to the prior redemption rights of the Senior C Stockholders and the B Stockholders set forth above, at the written request (a "Series A Redemption Notice") of the holder or holders of at least a majority of the shares of Series A Stock then outstanding (the "Requesting A Holders") made at any time after December 22, 2010, the Corporation shall redeem on the Redemption Date (as such term is defined in Section A.5(c) hereof), unless otherwise prevented by law, at a redemption price per share equal to the Series A Preference Amount plus an amount equal to any accrued but unpaid dividends on such Series A Stock pursuant to Section A.3(a)(iii) hereof, twenty-five percent (25%) of the Series A Stock outstanding at the time that such request is made, and in each subsequent year thereafter (upon the anniversary of the Redemption
Date) an additional twenty-five percent (25%) of the Series A Stock that was originally outstanding as of the Redemption Date, provided, however, that no such Series A Redemption Notice tendered by the Requesting A Holders shall be valid or effective in the absence of a prior Senior C Redemption Notice or B Redemption Notice properly tendered to the Corporation by the Requesting C Holders or Requesting B Holders pursuant to Section A.5(a) hereof. The total sum payable per share of Series A Stock on the Redemption Date or on the subsequent anniversaries of the Redemption Date, as the case may be, is hereinafter referred to as the "Series A Redemption Price," and the total payments to be made to the Series A Stockholders pursuant to this Section A.5 with respect to all of their shares of Series A Stock is hereinafter referred to as the "Series A Redemption Payment." Notwithstanding any limitations specified in this Section A.5, in the event that the Corporation at any time breaches any of its representations, warranties, covenants and/or agreements set forth in the Stockholders' Agreement, the result of which would have a material adverse effect on assets, financial conditions, business, or prospects of the Corporation or on the value of the investment by the Series A Stockholders in equity securities of the Corporation, those Series A Stockholders holding a majority of the shares of Series A Stock then outstanding may elect, at their sole discretion, if any such breach is not cured by the 60th day after receipt by the Corporation of notice of such breach from a Series A Stockholder, to accelerate the maturity of the rights of all of the Series A Stockholders under this Section A.5 and cause the immediate redemption of all, but not less than all, of the shares of Series A Stock then held by the Series A Stockholders subject to the receipt by each Senior C Stockholder of the entire Senior C Redemption Payment to which they would be entitled and to the receipt by each B Stockholder of the entire B Redemption Payment to which they would be entitled. With respect to a breach of which the Corporation is aware or reasonably should be aware, such 60 day period within which the Corporation shall have the right to cure such breach shall be deemed to have commenced on the tenth day after the occurrence of such breach, irrespective of notice of such breach from a Series A Stockholder.

     A.5(b) On and after the Redemption Date (as such term is defined in Section A.5(c) hereof), all rights of any Senior C Stockholder, B Stockholder or Series A Stockholder, as the case may be, with respect to those shares of Senior C Stock, B Stock or Series A Stock, as the case may be, being redeemed by the Corporation pursuant to Section A.5(a) hereof, except the right to receive the Applicable Senior C Redemption Price per share of Senior C Stock, the Applicable B Redemption Price per share of B Stock or the Series A Redemption Price per share of Series A Stock, as applicable, as hereinafter provided, shall cease and terminate, and such shares of Senior C Stock, B Stock or Series A Stock, as the case may be, shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, notwithstanding anything to the contrary set forth herein, (i) if the Corporation defaults in the payment of the Senior C Redemption Payment, (A) the rights of the Senior C Stockholders with respect to shares of Senior C Stock not yet redeemed shall continue until the Corporation cures such default, and (B) without limiting any other rights of the Senior C Stockholders, upon the occurrence of a subsequent Liquidation or Event of Sale, with respect to the shares of Senior C Stock in respect of which no Senior C Redemption Payment has been received by a Senior C Stockholder, such Senior C Stockholder shall be accorded the rights and benefits set forth in Section A.4 hereof in respect of such remaining shares of Senior C Stock, as if no prior redemption request had been made with respect to such remaining shares of Senior C Stock, (ii) if the Corporation defaults in the payment of the B Redemption Payment, (A) the rights of the B Stockholders with respect to shares of B Stock not yet redeemed shall continue until the Corporation cures such default, and
(B) without limiting any other rights of the B Stockholders, upon the occurrence of a subsequent Liquidation or Event of Sale, with respect to the shares of B Stock in respect of which no B Redemption Payment has been received by a B Stockholder, such B Stockholder shall be accorded the rights and benefits set forth in Section A.4 hereof in respect of such remaining shares of B Stock, as if no prior redemption request had been made with respect to such remaining shares of B Stock, and (iii) if the Corporation defaults in the payment of the Series A Redemption Payment, (A) the rights of the Series A Stockholders with respect to shares of Series A Stock not yet redeemed shall continue until the Corporation cures such default, and (B) without limiting any other rights of the Series A Stockholders, upon the occurrence of a subsequent Liquidation or Event of Sale, with respect to the shares of Series A Stock in respect of which no Series A Redemption Payment has been received by a Series A Stockholder, such Series A Stockholder shall be accorded the rights and benefits set forth in Section A.4 hereof in respect of such remaining shares of Series A Stock, as if no prior redemption request had been made with respect to such remaining shares of Series A Stock.

     A.5(c) The Requesting C Holders, the Requesting B Holders or the Requesting A Holders, as the case may be, shall send their Senior C Redemption Notice, B Redemption Notice or Series A Redemption Notice, as the case may be, pursuant to this Section A.5 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation. Within five (5) Business Days of receipt of a Senior C Redemption Notice, B Redemption Notice or Series A Redemption Notice, as the case may be, the Corporation shall notify in writing all other Senior C Stockholders of the request by the Requesting C Holders for the redemption of the Senior C Stock, all other B Stockholders of the request by the Requesting B Holders for the redemption of the B Stock or all other Series A Stockholders of the request by the Requesting A Holders for the redemption of the Series A Stock, as applicable (in either case, the "Corporation Notice"). On the twentieth (20th) Business Day following the date upon which the Corporation receives a Senior C Redemption Notice from the Requesting C Holders, a B Redemption Notice from the Requesting B Holders or a Series A Redemption Notice from the Requesting A Holders, as the case may be, the Corporation shall pay first to each Senior C Stockholder and then to each B Stockholder and then to each Series A Stockholder, as applicable, the Applicable Senior C Redemption Price, the Applicable B Redemption Price or the Series A Redemption Price, as applicable, pursuant to the terms of Section A.5(a) hereof, for 25%, but not less than 25%, of the shares of Series C-2 Stock, Series C-1 Stock, Series C Stock, Series B Stock, Series B-1 Stock or Series A Stock, as applicable, then held by each Senior C Stockholder, B Stockholder or Series A Stockholder, as applicable, provided that the Corporation or its transfer agent has received the certificate(s) representing the shares of Senior C Stock, B Stock or Series A Stock, as the case may be, to be redeemed. Such payment date shall be referred to herein as the "Redemption Date". On each anniversary of the Redemption Date, the Corporation shall pay first to each Senior C Stockholder and then to each B Stockholder and then to each Series A Stockholder, as applicable, the Applicable Senior C Redemption Price, the Applicable B Redemption Price or the Series A Redemption Price, as applicable, pursuant to the terms of Section A.5(a), for 25%, but not less than 25%, of the shares of Series C-2 Stock, Series C-1 Stock, Series C Stock, Series B Stock, Series B-1 Stock or Series A Stock, as applicable, held by each Senior C Stockholder, B Stockholder or Series A Stockholder, as applicable, on the Redemption Date, provided that the Corporation or its transfer agent has received the certificate(s) representing the shares of Senior C Stock, B Stock or Series A Stock, as the case may be, to be redeemed. If, on the Redemption Date or any anniversary of the Redemption Date when shares are to be redeemed less than all the shares to be redeemed pursuant hereto may be legally redeemed by the Corporation, the redemption of such shares shall be pro rata based upon the number of shares of Series C-2 Stock, Series C-1 Stock, Series C Stock, Series B Stock, Series B-1 Stock or Series A Stock, as applicable, held by each Senior C Stockholder, B Stockholder or Series A Stockholder, as applicable, on the Redemption Date, and any shares not redeemed because of the legal limitation shall be redeemed on the first date following such Redemption Date or anniversary thereof, as applicable, on which the Corporation may lawfully redeem such shares; provided that in no event shall the holders of Series A Stock receive payment hereunder unless and until the holders of B Stock have received the full amount due to such holders of B Stock on the applicable Redemption Date or anniversary thereof, and provided that in no event shall the holders of B Stock receive payment hereunder unless and until the holders of Senior C Stock have received the full amount due to such holders of Senior C Stock on the applicable Redemption Date or anniversary thereof. The Corporation shall promptly advise each Senior C Stockholder, B Stockholder or Series A Stockholder, as applicable, of any Redemption Date and of the relevant facts, if any, preventing the Corporation from legally redeeming all of the shares to be redeemed on such Redemption Date or anniversary thereof pursuant to this Section A.5. Upon redemption of only a portion of the number of shares covered by a stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such certificate, at the expense of the Corporation, a new certificate covering the number of shares representing the unredeemed portion of the shares represented by the certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

     A.5(d) Notwithstanding anything to the contrary in this Section A.5, if at any time the Corporation shall be in receipt of a valid Senior C Redemption Notice from the Requesting C Holders, a valid B Redemption Notice from the Requesting B Holders and a valid Series A Redemption Notice from the Requesting A Holders, the Corporation shall not make any payment on the Redemption Date or on any anniversary date of the Redemption Date of (i) all or any portion of the Series A Redemption Payment to any Series A Stockholder pursuant to the Series A Redemption Notice unless and until the Corporation shall have previously made payment of all or any portion of the Senior C Redemption Payment that the Corporation is then, or previously shall have become, obligated to pay to the Senior C Stockholders pursuant to this Section A.5, and the Corporation shall have previously made payment of all or any portion of the B Redemption Payment that the Corporation is then, or previously shall have become, obligated to pay to the B Stockholders pursuant to this Section A.5, and (ii) all or any portion of the B Redemption Payment to any B Stockholder pursuant to the B Redemption Notice unless and until the Corporation shall have previously made payment of all or any portion of the Senior C Redemption Payment that the Corporation is then, or previously shall have become, obligated to pay to the Senior C Stockholders pursuant to this Section A.5.

     A.5(e) Shares of the Preferred Stock are not subject to or entitled to the benefit of any sinking fund.

     A.6 Voting.

     A.6(a) In addition to any other rights provided for herein or by law, the Senior C Stockholders, the B Stockholders and the Series A Stockholders shall be entitled to vote, together with the holders of the Common Stock (the "Common Stockholders"), as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as such Common Stockholders. Notwithstanding the provisions of Section 242(b)(2) of the DGCL, the holders of Series C Stock, Series C-1 Stock and Series C-2 Stock shall be a single class for all voting purposes unless otherwise expressly provided in this Article III, and the holders of Series B Stock and Series B-1 Stock shall be a single class for all voting purposes unless otherwise expressly provided in this Article III. In any and all votes, each share of Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share of Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share, but not including any shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock.

     A.6(b)(i) In addition to the rights specified in Section A.6(a) hereof, the holders of a majority of the shares of Series C Stock then outstanding, voting as a separate class, shall have the exclusive right to elect one (1) member of the Board of Directors (the "Series C Director"). In any election of the Series C Director pursuant to this Section A.6(b)(i), each Series C Stockholder shall be entitled to one vote for each share of the Series C Stock held. The exclusive voting right of the Series C Stockholders, contained in this Section A.6(b)(i), may be exercised at a special meeting of the Series C Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such Series C Stockholders in lieu of a meeting. The Series C Director elected pursuant to this Section A.6(b)(i) shall serve from the date of his or her election and qualification until his or her successors have been duly elected and qualified.

     A.6(b)(ii) A vacancy in the directorship to be elected by the Series C Stockholders pursuant to Section A.6(b)(i) hereof may be filled only by (A) a vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of such meeting of the holders of at least a majority the shares of Series C Stock then outstanding or (B) a resolution duly adopted by the Board of Directors of the Corporation for the purpose of electing an individual designated in accordance with the provisions of the Stockholders Agreement (as defined in Section A.9 hereof) to fill such vacancy.

     A.6(b)(iii) In addition to the rights specified in Section A.6(a) hereof, the holders of a majority of the shares of Series C-2 Stock then outstanding, voting as a separate class, shall have the exclusive right to elect five (5) members of the Board of Directors (the "Series C-2 Directors"). In any election of Series C-2 Directors pursuant to this Section A.6(b)(iii), each Series C-2 Stockholder shall be entitled to one vote for each share of the Series C-2 Stock held, and no Series C-2 Stockholder shall be entitled to cumulate its votes by giving one candidate more than one vote per share. The exclusive voting right of the Series C-2 Stockholders, contained in this Section A.6(b)(iii), may be exercised at a special meeting of the Series C-2 Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such Series C-2 Stockholders in lieu of a meeting. The Series C-2 Directors elected pursuant to this Section A.6(b)(iii) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

     A.6(b)(iv) A vacancy in any or all of the directorships to be elected by the Series C-2 Stockholders pursuant to Section A.6(b)(iii) hereof may be filled only by another person designated by the holders of a majority of the shares of Series C-2 Stock then outstanding, voting as a separate class.

     A.6(b)(v) Sections A.6(b)(iii) and A.6(b)(iv), and the right of the Series C-2 Stockholders to elect the Series C-2 Directors thereunder, shall automatically terminate on September 30, 2007.

     A.6(b)(vi) In addition to the rights specified in Section A.6(a) hereof, the holders of a majority in voting power (determined as set forth in the third sentence of Section A.6(a) hereof) of the B Stock, voting together as a single class, shall have the exclusive right to elect one (1) member of the Board of Directors (the "B Director"). The exclusive voting right of the B

Stockholders contained in this Section A.6(b)(vi) may be exercised at a special meeting of the B Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such B Stockholders in lieu of a meeting. The B Director elected pursuant to this Section A.6(b)(vi) shall serve from the date of his or her election and qualification until his or her successors have been duly elected and qualified. The B Director shall sit on the Compensation Committee of the Board of Directors.

     A.6(b)(vii) A vacancy in the directorship to be elected by the B Stockholders pursuant to Section A.6(b)(vi) hereof may be filled only by (A) a vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of such meeting of the holders of at least a majority in voting power of such B Stock (determined as set forth in the third sentence of Section A.6(a) hereof) or (B) a resolution duly adopted by the Board of Directors of the Corporation for the purpose of electing an individual designated in accordance with the provisions of the Stockholders Agreement to fill such vacancy.

     A.6(b)(viii) In addition to the rights specified in Section A.6(a) hereof, the holders of a majority of the shares of Series A Stock then outstanding, voting as a separate class, shall have the exclusive right to elect two (2) members of the Board of Directors (the "Series A Directors"). In any election of Series A Directors pursuant to this Section A.6(b)(viii), each Series A Stockholder shall be entitled to one vote for each share of the Series A Stock held, and no Series A Stockholder shall be entitled to cumulate its votes by giving one candidate more than one vote per share. The exclusive voting right of the Series A Stockholders, contained in this Section A.6(b)(viii), may be exercised at a special meeting of the Series A Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such Series A Stockholders in lieu of a meeting. The Series A Directors elected pursuant to this Section A.6(b)(viii) shall serve from the date of their election and qualification until their successors have been duly elected and qualified. One of the Series A Directors shall sit on each committee of the Board of Directors.

     A.6(b)(ix) A vacancy in the directorships to be elected by the Series A Stockholders pursuant to Section A.6(b)(viii) hereof may be filled only by (A) a vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of such meeting of the holders of at least a majority the shares of Series A Stock then outstanding or (B) a resolution duly adopted by the Board of Directors of the Corporation for the purpose of electing an individual designated in accordance with the provisions of the Stockholders Agreement to fill such vacancy.

     A.6(c)(i) Subject to the last sentence of this Section A.6(c)(i), the Corporation shall not, directly or indirectly through a subsidiary or otherwise, without any approval required by Delaware law and in addition the affirmative approval of the holders of shares representing at least fifty-five percent (55%) of the voting power of the Senior C Stock then outstanding (determined as set forth in the third sentence of Section A.6(a) hereof), acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice (a "Notice") shall have been given to each holder of such Senior C Stock, in the manner provided in the By-laws of the Corporation: (a) in any manner (including without limitation by merger, consolidation or otherwise) alter or change the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Senior C Stock or (b) take any action (including without limitation by merger, consolidation or otherwise) to cause any amendment, alteration or repeal of any of the provisions of this Sixth Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, which amendment, alteration or repeal adversely affects the powers, preferences or rights pertaining to the Senior C Stock. For purposes of Section A.6(c)(i)(b) hereof, without limitation, the authorization of any shares of capital stock with preference over or parity with the Senior C Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation and the termination, elimination or cancellation of the terms of the Senior C Stock in connection with any merger, consolidation or similar transaction, shall be deemed to adversely affect the Senior C Stock. The rights under this Section A.6(c)(i) are in addition to, and not in lieu of, the rights of any series of Senior C Stock to a separate series vote under the DGCL.

     A.6(c)(ii) The Corporation shall not, directly or indirectly through a subsidiary or otherwise, without any approval required by Delaware law and in addition the affirmative approval of the holders of shares representing at least two-thirds (2/3) of the voting power of the B Stock then outstanding (determined as set forth in the third sentence of Section A.6(a) hereof), acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice (a "Notice") shall have been given to each holder of such B Stock, in the manner provided in the By-laws of the Corporation: (a) in any manner (including without limitation by merger, consolidation or otherwise) alter or change the designations, powers, preferences, rights, qualifications, limitations or restrictions of the B Stock or (b) take any action (including without limitation by merger, consolidation or otherwise) to cause any amendment, alteration or repeal of any of the provisions of this Sixth Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, which amendment, alteration or repeal adversely affects the powers, preferences or rights pertaining to the B Stock. For purposes of Section A.6(c)(ii)(b) hereof, without limitation, the authorization of any shares of capital stock with preference over or parity with the B Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation and the termination, elimination or cancellation of the terms of the B Stock in connection with any merger, consolidation or similar transaction, shall be deemed to adversely affect the B Stock.

     A.6(c)(iii) The Corporation shall not, directly or indirectly through a subsidiary or otherwise, without any approval required by Delaware law and in addition the affirmative approval of the holders of shares representing a majority of the shares of the Series A Stock then outstanding, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent Notice shall have been given to each holder of such Series A Stock in the manner provided in the By-laws of the Corporation: (a) in any manner (including without limitation by merger, consolidation or otherwise) alter or change the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Series A Stock or (b) take any action (including without limitation by merger, consolidation or otherwise) to cause any amendment, alteration or repeal of any of the provisions of this Sixth

Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, which amendment, alteration or repeal adversely affects the powers, preferences or rights pertaining to the Series A Stock. For purposes of Section A.6(c)(iii)(b) hereof, without limitation, the authorization of any shares of capital stock with preference over or parity with the Series A Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation and the termination, elimination or cancellation of the terms of the Series A Stock in connection with any merger of consolidation, shall be deemed to adversely affect the Series A Stock.

     A.6(c)(iv) The Corporation shall not, directly or indirectly through a subsidiary or otherwise, without the affirmative approval of (x) the holders of shares representing at least fifty-five percent (55%) of the voting power of the Senior C Stock then outstanding, (y) the holders of shares representing at least two-thirds (2/3) of the voting power of the B Stock then outstanding and (z) the holders of shares representing at least a majority of the voting power of the Series A Stock (determined in the case of the foregoing clauses (x), (y) and (z) as set forth in the third sentence of Section A.6(a) hereof, with the Senior C Stock, the B Stock and the Series A Stock acting separately from each other and from the holders of Common Stock or any other securities of the Corporation), given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent Notice shall have been given to each holder of Preferred Stock entitled thereto, in the manner provided in the By-laws of the Corporation:

     (a) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets other than in the ordinary course of its business;

     (b) except as otherwise required by this Sixth Amended and Restated Certificate of Incorporation, make any payment on account of the purchase, redemption or other retirement of any share of capital stock of the Corporation, or distribute to Common Stockholders shares of the Corporation's capital stock (other than Common Stock) or other securities of other entities, evidences of indebtedness issued by the Corporation or other entities, or other assets or options or rights (excluding options to purchase and rights to subscribe for shares of Common Stock or the securities of the Corporation convertible into or exchangeable for shares of Common Stock);

     (c) merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations or other entity or entities whatsoever;

     (d) voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

     (e) except for the issuance of capital stock or other securities constituting Excluded Stock (as defined in Section A.7(d)(ii) hereof), authorize, designate, create, issue or agree to issue any equity or debt security of the Corporation or any security, right, option or warrant convertible into, or exercisable or exchangeable for, shares of the capital stock of the Corporation or any capitalized lease with an equity feature with respect to the capital stock of the Corporation; or

     (f) grant an exclusive license to any of the Corporation's intellectual property the fair market value of which is determined in good faith by the Board of Directors to be greater than $1,000,000.

     A.6(c)(v) The Corporation shall not, directly or indirectly through a subsidiary or otherwise, without the affirmative approval of the holders of shares representing at least a majority of the voting power of the Preferred Stock then outstanding (determined as set forth in the third sentence of Section A.6(a) hereof, with the Senior C Stock, the B Stock and the Series A Stock voting or consenting together as a single class separate from the holders of Common Stock or any other securities of the Corporation), given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent Notice shall have been given to each holder of Preferred Stock entitled thereto, in the manner provided in the By-laws of the Corporation:

     (a) purchase, lease or otherwise acquire all or substantially all of the assets of another entity;

     (b) except as otherwise required by this Sixth Amended and Restated Certificate of Incorporation, declare or pay any dividend or make any distribution with respect to shares of the Corporation's capital stock (whether in cash, shares of capital stock or other securities or property);

     (c) adopt, approve, amend or modify any stock option plan of the Corporation or adopt, approve amend or modify the form of any stock option agreement or restricted stock purchase agreement, or amend or modify any stock option agreement or restricted stock purchase agreement entered into between the Corporation and its employees, directors or consultants, except for immaterial changes made thereto from time to time by officers of the Corporation;

     (d) accelerate the vesting schedule or exercise date or dates of any such options or in any stock option agreement or restricted stock purchase agreement entered into between the Corporation and its directors, officers, employees, consultants or independent contractors, or waive or modify the Corporation's repurchase rights with respect to any shares of the Corporation's stock issuable pursuant to any restricted stock purchase agreement entered into between the Corporation and its directors, officers, employees, consultants or independent contractors; or

     (e) grant any stock options with an exercise price per share that is less than the fair market value of such share on the date of such grant (as determined by the Board of Directors of the Corporation) or issue or sell capital stock of the Corporation pursuant to restricted stock awards or restricted stock purchase agreements at a price per share less than the fair market value of such share on the date of such issuance or sale (as determined by the Board of Directors of the Corporation).

     A.7 Conversion.

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     A.7(a) Any holder of Preferred Stock shall have the right, at any time or from time to time, to convert any or all of its shares of Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Preferred Stock so converted equal to (i) in the case of Series A Stock, the quotient of the Series A Original Purchase Price divided by the Series A Conversion Price, as last adjusted and then in effect, rounded up to the nearest one-tenth of a share, (ii) in the case of the Series B Stock, the quotient of the Series B Original Purchase Price divided by the Series B Conversion Price, as last adjusted and then in effect, rounded up to the nearest one-tenth of a share, (iii) in the case of the Series B-1 Stock, the quotient of the Series B-1 Original Purchase Price divided by the Series B-1 Conversion Price, as last adjusted and then in effect, rounded up to the nearest one-tenth of a share, (iv) in the case of Series C Stock or Series C-1 Stock, the quotient of the Series C Original Purchase Price divided by the Series C Conversion Price (as defined in Section A.7(d)(i)(a) hereof), as last adjusted and then in effect, rounded up to the nearest one-tenth of a share and (v) in the case of Series C-2 Stock, the quotient of the Series C-2 Original Purchase Price divided by the Series C-2 Conversion Price (as defined in Section A.7(d)(i)(a) hereof), as last adjusted and then in effect, rounded up to the nearest one-tenth of a share. No fractional shares of Common Stock shall be issued upon conversion of any or all shares of Preferred Stock pursuant to this Section A.7, but cash shall be paid in lieu of the issuance of fractional shares of Common Stock, as provided in Section A.7(c)(ii) hereof.

     A.7(b)(i) Subject to the limitations set forth in Section A.7(a) hereof, any holder of shares of Preferred Stock may exercise the right to convert such shares into Common Stock pursuant to this Section A.7 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the "Preferred Certificate"), duly endorsed or assigned in blank to the Corporation (if required by it).

     A.7(b)(ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the "Common Certificate") are to be issued. Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date."

     A.7(b)(iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in any shares of Common Stock, as provided in Section A.7(c)(ii) hereof, payable with respect to the shares so converted up to and including the Conversion Date.

     A.7(b)(iv) The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the applicable Conversion Price upon which the conversion shall be executed shall be that in effect on the Conversion Date.

     A.7(b)(v) Upon conversion of only a portion of the number of shares covered by a Preferred Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Preferred Stock representing the unconverted portion of the Preferred Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

     A.7(c)(i) If a holder of Preferred Stock shall surrender more than one share of Preferred Stock for conversion at any one time, then the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

     A.7(c)(ii) No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the Conversion Date, as determined in accordance with Section A.7(d)(vii) hereof.

     A.7(d)(i)(a) For all purposes of this Article III, Part A, the initial conversion price of the Series A Stock shall be $0.754 per share, the initial conversion price of the Series B Stock shall be $0.754 per share, the initial conversion price of the Series B-1 Stock shall be $0.754, the initial conversion price of the Series C Stock shall be $0.463 per share, the initial conversion price of the Series C-1 Stock shall be $0.463 per share and the initial conversion price of the Series C-2 Stock shall be $0.4517. For all purposes of this Sixth Amended and Restated Certificate of Incorporation, (1) the term "Series A Conversion Price" shall mean the initial conversion price of the Series A Stock as adjusted from time to time as set forth in this Section A.7(d), (2) the term "Series B Conversion Price" shall mean the initial conversion price of the Series B Stock as adjusted from time to time as set forth in this Section A.7(d), (3) the term "Series B-1 Conversion Price" shall mean the initial conversion price of the Series B-1 Stock as adjusted from time to time as set forth in this Section A.7(d), (4) the term "Series C Conversion Price" shall mean the initial conversion price of the Series C Stock as adjusted from time to time as set forth in this Section A.7(d), (5) the term "Series C-2 Conversion Price" shall mean the initial conversion price of the Series C-2 Stock as adjusted from time to time as set forth in this Section A.7(d) hereof, and (6) the term "Conversion Price" shall mean, as applicable and the context may require, (i) in the case of the Series A Stock, the Series A Conversion Price, (ii) in the case of the Series B Stock, the Series B Conversion Price,
(iii) in the case of the Series B-1 Stock, the Series B-1 Conversion Price, (iv) in the case of the Series C Stock or the Series C-1 Stock, the Series C Conversion Price and (v) in the case of the Series C-2 Stock, the Series C-2 Conversion Price.

     A.7(d)(i)(b) Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common Stock. If the Corporation shall, at any time or from time to time after the Series C-2 Original Issuance Date, issue any shares of Common Stock (which term, for purposes of Section A.7(d)(i) hereof, including all subsections thereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock

(including, but not limited to, the Preferred Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities, in each case other than Excluded Stock (as defined in Section A.7(d)(ii) hereof)), for a consideration per share less than the applicable Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities (a "Dilutive Issuance"), then such applicable Conversion Price as in effect immediately prior to each such Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such applicable Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of securities so issued would purchase at such applicable Conversion Price; and
(B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of shares of Common Stock so issued; provided that (i) for the purpose of this calculation, all shares of Common Stock issuable upon conversion of all shares of Preferred Stock outstanding immediately prior to such Dilutive Issuance (but no options, warrants, derivative securities or similar instruments then outstanding) shall be deemed to be outstanding and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding shares of Preferred Stock shall be determined without giving effect to any adjustments to such applicable Conversion Price resulting from the issuance of the shares of Common Stock that is the subject of this calculation.

     A.7(d)(i)(c) For the purposes of any adjustment of any applicable Conversion Price pursuant to Section A.7(d)(i)(b) hereof, the following provisions shall be applicable:

     A.7(d)(i)(c)(A) In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, plus the value of any property other than cash received by the Corporation, determined as provided in Section A.7(d)(i)(c)(B) hereof, plus the value of any other consideration received by the Corporation determined as set forth in Section A.7(d)(i)(c)(C) hereof.

     A.7(d)(i)(c)(B) In the case of the issuance of Common Stock for a consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section A.7(d)(viii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section A.7(d)(i)(c)(A) hereof and less any other consideration received by the Corporation for such shares, determined as set forth in Section A.7(d)(i)(c)(C) hereof.

     A.7(d)(i)(c)(C) In the case of the issuance of Common Stock for consideration in whole or in part other than cash or property, the value of such other consideration shall be deemed to be the aggregate par value of such Common Stock (or the aggregate stated value if such Common Stock has no par value).

     A.7(d)(i)(c)(D) In the case of the issuance of options or other rights to purchase or subscribe for Common Stock or the issuance of securities by their terms convertible into or exchangeable or exercisable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable or exercisable securities:

     A.7(d)(i)(c)(D)(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections A.7(d)(i)(c)(A), (B) and (C) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections A.7(d)(i)(c)(A), (B) and (C) hereof);

     A.7(d)(i)(c)(D)(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections A.7(d)(i)(c)(A), (B) and (C) hereof);

     A.7(d)(i)(c)(D)(3) if there is any change (whether automatic pursuant to the terms contained therein or as a result of the amendment of such terms) in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the original antidilution provisions thereof in place at the time of issuance of such security and other than any such change to any such options, rights or convertible or exchangeable securities that are Excluded Stock), then the applicable Conversion Price shall automatically be readjusted in proportion to such change (notwithstanding the foregoing, no adjustment pursuant to this clause shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any Dilutive Issuances between the original adjustment date and such readjustment date);

     A.7(d)(i)(c)(D)(4) upon the expiration of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities (or in the event that the change that precipitated an adjustment pursuant to subsection A.7(d)(i)(c)(D)(3) hereof is reversed or terminated, or expires), then the applicable Conversion Price shall be automatically readjusted to the applicable Conversion Price that would have obtained had such options, rights or convertible or exchangeable securities not been issued; and

     A.7(d)(i)(c)(D)(5) if the terms of any option or convertible security (excluding options or convertible securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are Excluded Stock), the issuance of which was not a Dilutive Issuance, are revised after the Original Issuance Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such option or convertible security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such option or convertible security, as so amended, and the shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

     A.7(d)(i)(d) Special Adjustment of Series C-2 Conversion Price In Connection with Indemnification Claims Under Merger Agreement. If and when a
Section 13 Indemnifying Party (as defined in the Merger Agreement) at any time and from time to time becomes obligated, pursuant to, and in accordance with, the provisions of Section 13 of the Merger Agreement, to satisfy a claim for indemnification made by any or all of the Section 13 Indemnified Parties (as defined in the Merger Agreement) pursuant to Section 13 of the Merger Agreement, then the Series C-2 Conversion Price shall automatically be adjusted as follows:

     (i) Indemnification by Stockholders. If such Section 13 Indemnifying Party or Parties is one or more of the Stockholders (as defined in the Merger Agreement), then the Series C-2 Conversion Price as in effect immediately prior to any given adjustment pursuant to this Section A.7(d)(i)(d)(i) shall automatically be increased to a price equal to the product obtained by multiplying such Series C-2 Conversion Price by a fraction, (A) the numerator of which shall be equal to $36,665,763.70 and (B) the denominator of which shall be $36,665,763.70, less the amount of any such claim for indemnification that such Stockholder or Stockholders become obligated to satisfy pursuant to, and in accordance with, the provisions of Section 13 of the Merger Agreement, provided that such denominator shall in no event be equal to or less than zero, and provided, further, that in no event shall all cumulative adjustments to the Series C-2 Conversion Price pursuant to this Section A.7(d)(i)(d)(i) result in an aggregate increase of the Series C-2 Conversion Price to a price greater than $0.5872, subject to (i) the same proportionate adjustment as is made to the Series C-2 Conversion Price pursuant to Section A.7(d)(i) hereof and (ii) Proportional Adjustment. Upon any increase of the Series C-2 Conversion Price pursuant to the immediately preceding sentence, the resulting increased Series C-2 Conversion Price shall thereafter continue to be subject to further adjustment at any time and from time to time pursuant to, and in accordance with, all of the provisions of this Section A.7(d).

     (ii) Indemnification by the Corporation and Metaphore Pharmaceuticals, Inc. If such Section 13 Indemnifying Party is the Corporation or Metaphore Pharmaceuticals, Inc., then the Series C-2 Conversion Price as in effect immediately prior to any given adjustment pursuant to this Section A.7(d)(i)(d)(ii) shall automatically be reduced to a price equal to the product obtained by multiplying such Series C-2 Conversion Price by a fraction, (A) the numerator of which shall be equal to $36,665,763.70 and (B) the denominator of which shall be $36,665,763.70 plus the amount of any such claim for indemnification that the Corporation becomes obligated to satisfy pursuant to, and in accordance with, the provisions of Section 13 of the Merger Agreement, provided that in no event shall all cumulative adjustments to the Series C-2 Conversion Price pursuant to this Section A.7(d)(i)(d)(ii) result in an aggregate decrease of the Series C-2 Conversion Price to a price less than $0.3162, subject to (i) the same proportionate adjustment as is made to the Series C-2 Conversion Price pursuant to Section A.7(d)(i) hereof and (ii) Proportional Adjustment. Upon any reduction of the Series C-2 Conversion Price pursuant to the immediately preceding sentence, the resulting reduced Series C-2 Conversion Price shall thereafter continue to be subject to further adjustment at any time and from time to time pursuant to, and in accordance with, all of the provisions of this Section A.7(d).

     A.7(d)(ii) "Excluded Stock" shall mean:

     A.7(d)(ii)(a) Common Stock issued or issuable upon conversion of any shares of Preferred Stock or pursuant to a Qualified Public Offering (as defined in Section A.7(j)(i) hereof);

     A.7(d)(ii)(b) Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, to purchase, or rights to subscribe for, such Common Stock, including Common Stock issued under the Corporation's 2001 Equity Incentive Plan or other equity incentive plan or other agreements approved by the Board of Directors and restricted stock grants to directors, employees or consultants as approved by the Board of Directors; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Corporation's 2000 Equity Incentive Plan and 2001 Equity Incentive Plan and all such agreements, plans and arrangements shall not exceed 20,000,000 shares unless otherwise approved by a majority of the voting power (determined as set forth in the third sentence of Section A.6(a) hereof) of the shares of Preferred Stock then outstanding, voting together as a separate class;

     A.7(d)(ii)(c) Common Stock issued as a stock dividend or distribution on the Preferred Stock payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock;

     A.7(d)(ii)(d) Common Stock or securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors (including the consent of at least one of the Series A Directors and the B Director) and so long as the aggregate of such shares together with any shares issued pursuant to Section A.7(d)(ii)(e) hereof does not exceed more than 5% of the then-outstanding shares of the capital stock of the Corporation, determined on an as-converted basis;

     A.7(d)(ii)(e) Common Stock or securities issued or issuable to third parties in connection with strategic partnerships or alliances, joint ventures or other licensing transactions (including without limitation that certain license agreement by and between the Corporation and Kaneka Corporation, dated as of July 24, 2001 (as amended and in effect from time to time (the "Kaneka License")), provided that each such transaction and related issuance is approved by the Board of Directors (including the consent of at least one of the Series A Directors and the B Director, except with respect to the Kaneka License) and so long as the aggregate of such shares together with any shares issued pursuant to Section A.7(d)(ii)(d) hereof does not exceed more than 5% of the then-outstanding shares of the capital stock of the Corporation, determined on an as-converted basis;

     A.7(d)(ii)(f) Common Stock or other securities issued or issuable upon the conversion or exercise of shares of the Preferred Stock, other convertible securities, stock options, warrants and other securities of the Corporation outstanding as of the Series C-2 Original Issuance Date, and Common Stock or other securities issued or issuable upon conversion or exercise of any other Excluded Stock;

     A.7(d)(ii)(g) Common Stock issued or issuable pursuant to the acquisition of another corporation or entity (or its assets) by the Corporation so long as approved by a majority of the Board of Directors;

     A.7(d)(ii)(h) As to the Series A Stockholders only, Common Stock or other securities of the Corporation, the issuance of which is approved by a majority of the then outstanding shares of the Series A Stock, voting as a separate class, with such approval expressly waiving the application of the anti-dilution provisions of this Section A.7 as a result of such issuance, and as to the B Stockholders only, Common Stock or other securities of the Corporation, the issuance of which is approved by at least two-thirds (2/3) of the voting power (determined as set forth in the third sentence of Section A.6(a) hereof) of the then outstanding shares of the B Stock, voting as a separate class, with such approval expressly waiving the application of the anti-dilution provisions of this Section A.7 as a result of such issuance, and as to the Senior C Stockholders only, Common Stock or other securities of the Corporation, the issuance of which is approved by at least fifty-five percent (55%) of the voting power (determined as set forth in the third sentence of Section A.6(a) hereof) of the then outstanding shares of the Senior C Stock, voting as a separate class, with such approval expressly waiving the application of the anti-dilution provisions of this Section A.7 as a result of such issuance; and

     A.7(d)(ii)(i) Any and all shares of Series C-2 Stock issued or issuable in connection with the transactions contemplated by the Merger Agreement, and any and all shares of Common Stock issued or issuable upon conversion of such shares of Series C-2 Stock.

     A.7(d)(ii)(j) Stock options and/or warrants of Metaphore Pharmaceuticals, Inc. that the Corporation assumes pursuant to the Merger Agreement and any and all shares of Common Stock or other securities of the Corporation issued or issuable upon exercise of such stock options and warrants.

     A.7(d)(ii)(k) Any and all shares of Series C-1 Stock or Common Stock issued or issuable pursuant to the Put and Support Agreement (as defined in Section A.9 hereof), and any and all shares of Common Stock issued or issuable upon exercise of such shares of Series C-1 Stock.

     A.7(d)(iii) If the number of shares of Common Stock outstanding at any time after the Series C-2 Original Issuance Date is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

     A.7(d)(iv) If, at any time after the Series C-2 Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

     A.7(d)(v) If at any time after the Series C-2 Original Issuance Date, the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash, or other property in an amount equal to the amount of such securities, cash, or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

     A.7(d)(vi) In the event, at any time after the Series C-2 Original Issuance Date, of (A) any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (B) any consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Corporation) or (C) any sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person (any such transaction, an "Extraordinary Transaction"), then the Corporation shall provide appropriate adjustment to the Conversion Price of each series of Preferred Stock outstanding after the effectiveness of such Extraordinary Transaction (and excluding any Preferred Stock redeemed pursuant to Section A.4(f) hereof in connection therewith) so that each share of Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction (other than the shares redeemed pursuant to Section A.4(f) hereof) shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such share of Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section A.7(d)(v) shall similarly apply to successive Extraordinary Transactions.

     A.7(d)(vii) All calculations under this Section A.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

     A.7(d)(viii) For the purpose of any computation pursuant to Section A.7(c) hereof or this Section A.7(d), the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive Business Days ending on the fifth (5th) Business Day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30-business-day period) as follows:

     A.7(d)(viii)(A) If the Common Stock is listed or admitted for trading on a national securities exchange, then the closing price for each day shall be the last reported sales price for that day or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices on that day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

     A.7(d)(viii)(B) If the Common Stock is not at the time listed or admitted for trading on any such exchange, then the closing price for each day shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such day.

     A.7(d)(viii)(C) If the Common Stock is not at the time quoted on the NASDAQ, then the closing price for each day shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.

     A.7(d)(viii)(D) If the Common Stock is not traded in such manner that the quotations referred to in this Section A.7(d)(viii) are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.

     A.7(d)(ix) In any case in which the provisions of this Section A.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
(A) issuing to the holder of any shares of Preferred

Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and
(B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section A.7(c)(ii) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     A.7(d)(x) If a state of facts shall occur that, without being specifically controlled by the provisions of this Section A.7, would not fairly protect the conversion rights of the holders of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

     A.7(e) Whenever the Conversion Price of any series of Preferred Stock shall be adjusted as provided in Section A.7(d) hereof and/or whenever the Series C-2 Preference Amount is adjusted in the manner contemplated in the definition of such term set forth in Section A.9 hereof, the Corporation shall forthwith file and keep on record at the office of the Secretary of the Corporation and at the office of the transfer agent for the shares of such series of Preferred Stock or at such other place as may be designated by the Corporation, a statement, signed by its President or Chief Executive Officer and by its Treasurer or Chief Financial Officer, showing in detail the facts requiring such adjustment and the Conversion Price of such series of Preferred Stock that shall be in effect after such adjustment or the Series C-2 Preference Amount that shall be in effect after such adjustment, as the case may be. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy shall be given in advance of any such adjustment and shall be included as part of a notice required to be mailed under the provisions of Section A.7(f) hereof.

     A.7(f) In the event the Corporation shall propose to take any action of the types described in Section A.7(d)(i), (iii), (iv), (v) or (vi) hereof, or any other Event of Sale, the Corporation shall give notice to each Preferred Stockholder in the manner set forth in Section A.7(e) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect, if any, of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price with respect to each series of Preferred Stock, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon each conversion of Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least 20 days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

     A.7(g) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of the Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Preferred Stockholder in respect of which such shares of Preferred Stock are being issued.

     A.7(h) The Corporation shall reserve out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

     A.7(i) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

     A.7(j)(i) Upon the consummation of a firm commitment underwritten public offering of Common Stock registered under the Securities Act of 1933, as amended, pursuant to which (i) Common Stock is sold to the public at a price of at least $0.75 per share, as constituted on the Series C-2 Original Issuance Date (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), and (ii) the net proceeds to the Corporation are at least $40 million (a "Qualified Public Offering"), each share of Preferred Stock then outstanding shall, by virtue of and immediately prior to the closing of such firm commitment public offering and without any action on the part of the holder thereof, be deemed automatically converted into that number of shares of Common Stock in which the Preferred Stock would be convertible if such conversion were to occur at the time of the public offering of Common Stock. The holder of any shares of Preferred Stock converted into Common Stock pursuant to this Section A.7(j)(i) shall be entitled to payment of all accrued but unpaid dividends, if any, payable on or with respect to such shares up to and including the date of the closing of such public offering which shall be deemed the Conversion Date for purposes of a conversion pursuant to this Section A.7(j)(i).

     A.7(j)(ii) Upon the affirmative approval (the "Approval") of (x) the holders of shares representing at least fifty-five percent (55%) of the voting power of the Senior C Stock then outstanding, (y) the holders of shares representing at least two-thirds (2/3) of the voting power of the B Stock then outstanding and (z) the holders of shares representing at least a majority of the voting power of the Series A Stock then outstanding (determined in the case of the foregoing clauses (x), (y) and (z) as set forth in the third sentence of Section A.6(a) hereof, with the Senior C Stock, the B Stock and the Series A Stock acting separately from each other and from the holders of Common Stock or any other securities of the Corporation), given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent notice shall have been given to each holder of Preferred Stock entitled thereto, in the manner provided in the By-laws of the Corporation, each share of Preferred Stock then outstanding shall, without any action on the part of the holder thereof, be deemed automatically converted into that number of shares of Common Stock into which the Preferred Stock would be convertible if such conversion were to occur at the time of the Approval. The holder of any shares of Preferred Stock converted into Common Stock pursuant to this Section A.7(j)(ii) shall be entitled to payment of all accrued but unpaid dividends, if any, payable on or with respect to such shares up to and including the date of the Approval which shall be deemed the Conversion Date for purposes of a conversion pursuant to this Section A.7(j)(ii).

     A.8 No Impairment. The Corporation will not, by amendment of this Sixth Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Part A, including without limitation those relating to the economic rights, liquidation preference, voting rights, protective covenants and other material rights of each series of Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect all such rights against impairment.

     A.9 Definitions. As used in Article III, Section A of this Sixth Amended and Restated Certificate of Incorporation, the following terms shall have the corresponding meanings:

          "Business Day" shall mean any day other than a Saturday, Sunday or public holiday in the state where the principal executive office of the Corporation is located.

          "Merger Agreement" shall mean that certain Agreement and Plan of Merger and Reorganization, dated as of December 7, 2005, by and among the Corporation, Metaphore Acquisition Co., a Delaware corporation and wholly-owned subsidiary of the Corporation, and Metaphore Pharmaceuticals, Inc., a Delaware corporation, as amended and in effect from time to time.

          "Original Issuance Date" shall mean, with respect to any share of the Series A Stock, Series B Stock, Series B-1 Stock, Series C Stock, Series C-1 Stock or Series C-2 Stock, the date such share was originally issued by the Corporation, which shall be December 30, 2005 in the case of the Series C-2 Stock.

          "Proportional Adjustment" shall mean, with respect to any or all series of Preferred Stock, a proportionate and equitable adjustment made to any per share price of such series of Preferred Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to such series of Preferred Stock.

          "Put and Support Agreement" shall mean that certain Put and Support Agreement, dated March 22, 2005, by and among the Corporation, ActivBiotics (Canada) Inc., Canadian Medical Discoveries Fund Inc. and The Vengrowth Advanced Life Sciences Fund Inc., as amended and in effect from time to time.

          "Series A Original Purchase Price" shall mean, with respect to any share of the Series A Stock, $1.00 per share, subject to Proportional Adjustment.

          "Series B Original Purchase Price" shall mean, with respect to any share of the Series B Stock, $1.00 per share, subject to Proportional Adjustment.

          "Series B-1 Original Purchase Price" shall mean, with respect to any share of the Series B-1 Stock, $1.00 per share, subject to Proportional Adjustment.

          "Series C Original Purchase Price" shall mean, with respect to any share of the Series C Stock or Series C-1 Stock, $0.514 per share, subject to Proportional Adjustment.

          "Series C-2 Original Issuance Date" shall mean December 30, 2005.

          "Series C-2 Original Purchase Price" shall mean, with respect to any share of the Series C-2 Stock, $0.4517 per share, subject to Proportional Adjustment.

          "Series C-2 Preference Amount" shall mean, with respect to any share of the Series C-2 Stock, $0.2332 per share, subject to Proportional Adjustment. Notwithstanding the foregoing, in the event that the Stockholders (as defined in the Merger Agreement) at any time and from time to time become obligated, pursuant to, and in accordance with, the provisions of Section 13 of the Merger Agreement, to satisfy a claim for indemnification made by any or all of the ABI Indemnified Parties (as defined in the Merger Agreement) pursuant to Section 13 of the Merger Agreement, then the Series C-2 Preference Amount shall automatically be reduced to an amount equal to the Series C-2 Preference Amount then in effect, less the quotient obtained by dividing (A) the amount of any such claim for indemnification that the Stockholders become obligated, pursuant to, and in accordance with the provisions of Section 13 of the Merger Agreement to satisfy by (B) the number of shares of Series C-2 Stock then issued and outstanding, provided, however, in no event shall the Series C-2 Preference Amount be reduced to an amount less than $0.1632, subject to Proportional Adjustment. Upon any reduction of the Series C-2 Preference Amount pursuant to the immediately preceding sentence, the resulting reduced Series C-2 Preference Amount shall thereafter continue to be subject to Proportional Adjustment at any time and from time to time.

          "Stockholders Agreement" shall mean the Fourth Amended and Restated Stockholders' Agreement, dated December 30, 2005, by and among the Corporation and certain stockholders of the Corporation parties thereto, as amended and in effect from time to time.

                              PART B. Common Stock

     B.1 Designation and Amount. The designation of this class of capital stock shall be "Common Stock," par value $0.01 per share ("Common Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, shall be as set forth in this Part B. The number of authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding and those reserved for issuance upon conversion of the Preferred Stock) by the affirmative vote of the holders of the majority of the voting power of the stock of the Corporation entitled to vote (determined as set forth in the third sentence of Section A.6(a) hereof, to the extent applicable), irrespective of the provisions of
Section 242(b)(2) of the DGCL.

     B.2 Voting. Except as provided in this Sixth Amended and Restated Certificate of Incorporation or by applicable law, each Common Stockholder shall be entitled to one vote only for each share of Common Stock held of record on all matters as to which Common Stockholders shall be entitled to vote, which voting rights shall not be cumulative.

     B.3 Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Delaware, the Common Stockholders shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when, as and if declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation or otherwise, the right to receive ratably and equally, together with the holders of the Preferred Stock and the holders of outstanding shares of any other class or series of stock, all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding-up of the affairs of the Corporation as provided herein.

                                   ARTICLE IV
                                Registered Agent

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                    ARTICLE V
                               Board of Directors

     A.1 Constitution. The entire Board of Directors of the Corporation shall consist of not in excess of eleven (11) persons, one of whom shall be the Series C Director, five of whom shall be the Series C-2 Directors (subject to Section A.6(b)(v) hereof), one of whom shall be the B Director and two of whom shall be the Series A Directors, as defined in Sections A.6(b)(i), A.6(b)(iii), A.6(b)(vi) and A.6(b)(viii), respectively, of Article III hereof. Unless and except to the extent that the By-laws of the Corporation otherwise require, the election of directors of the Corporation need not be by written ballot.

     A.2 Powers. In addition to and not in limitation of the protective covenants set forth in Section A.6 of Article III hereof, the Corporation shall not take any of the following actions without the approval of the Board of
Directors:

     (a) Sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the Corporation's assets.

     (b) Acquire all or substantially all of the assets of another entity.

     (c) Declare or pay any dividend or make any distribution of cash or property or both to holders of shares of capital stock or securities of the Corporation.

     (d) Make any payment on account of the purchase, redemption or other retirement of any share of capital stock of the Corporation, except pursuant to the provisions of stock repurchase agreements between the Corporation and any of its employees and consultants.

     (e) Merge or consolidate with or into any other entity.

     (f) Voluntarily dissolve, liquidate or wind-up the affairs of the Corporation.

     (g) Alter or change the designations, powers, preferences or rights of the Preferred Stock of the Corporation.

     (h) Amend or repeal any of the provisions of this Sixth Amended and Restated Certificate of Incorporation or the By-laws of the Corporation.

     (i) Authorize, designate, issue or agree to issue any equity or debt security of the Corporation, or any security convertible into, or exercisable for, shares of the capital stock of the Corporation.

     (j) Adopt, amend or modify (except for immaterial changes) any stock option plan, stock option agreement, restricted stock purchase agreement or stock restriction agreement entered into between the Corporation and its employees, officers, directors, consultants and/or independent contractors.

     (k) Accelerate the vesting schedule or exercise date of any such options or in any such stock option agreement, restricted stock purchase agreement or stock restriction agreement.

     (l) Enter into any financing arrangement in excess of $100,000 including, without limitation, loan agreements, credit lines, letters of credit or capitalized leases.

     (m) Enter into any contract, agreement or license or series of related contracts, agreements or licenses in excess of $100,000, whether in a single disbursement or a series of related disbursements, or for a term in excess of 12 months.

     (n) Enter into or become subject to any agreement which restricts or purports to restrict the Corporation from engaging or otherwise competing in any material aspect of its business anywhere in the world, or which otherwise limits the business in which the Corporation may engage or compete.

     (o) Take any action or enter into any other transaction outside the ordinary course of business or effect any material change in the conduct or operation of the Corporation's business.

     (p) Enter into any line of business other than the biopharmaceutical business.

     (q) Appoint, terminate or remove, or change the compensation of, the Chief Executive Officer or President or the Chief Financial Officer, Treasurer or Vice President-Finance.

                                   ARTICLE VI
                                     By-laws

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation, subject to the provisions of Section A.6 of Article III hereof.

                                   ARTICLE VII
                               Perpetual Existence

     The Corporation is to have perpetual existence.

                                  ARTICLE VIII
                              Amendments and Repeal

     SECTION 1. Except as otherwise specifically provided in this Sixth Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Sixth Amended and Restated Certificate of Incorporation, and to add or insert other provisions authorized at such time by the laws of the State of Delaware, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Sixth Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

                                   ARTICLE IX
                          Compromises and Arrangements

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                    ARTICLE X
                             Limitation of Liability

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director; provided, however, that nothing contained in this Article X shall eliminate or limit the liability of a director:

     (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders;

     (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     (c) under Section 174 of the DGCL; or

     (d) for any transaction from which the director derived improper personal benefit.

     If the DGCL is amended to authorize further elimination or limitation of the liability of directors, then the liability of a directors of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                            [signature page follows]

     IN WITNESS WHEREOF, the undersigned has caused this Sixth Amended and Restated Certificate of Incorporation to be duly executed on behalf of the Corporation on December 30, 2005.

                                        ACTIVBIOTICS, INC.


                                        By: /s/ Steven C. Gilman, Ph.D.
                                            -----------------------------
                                            Steven C. Gilman, Ph.D.
                                            President and Chief Executive
                                            Officer

                            CERTIFICATE OF AMENDMENT
                                       TO
                           SIXTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ACTIVBIOTICS, INC.

                             Pursuant to Section 242
                                     of the
                        Delaware General Corporation Law

                                   ----------

     ActivBiotics, Inc., a Delaware corporation (the "CORPORATION"), does hereby certify as follows:

     1. The Board of Directors of the Corporation, acting at a meeting held on January 26, 2006, duly adopted resolutions, pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL") setting forth an amendment (the "CERTIFICATE OF AMENDMENT") to the Sixth Amended and Restated Certificate of Incorporation of the Corporation (the "RESTATED CHARTER") and declaring said amendment to be advisable.

     2. The holders of (i) at least a majority of the issued and outstanding shares of the Corporation's Series A Convertible Preferred Stock, $0.01 par value per share (the "SERIES A PREFERRED STOCK"), (ii) at least two-thirds of the issued and outstanding shares of the Corporation's Series B Convertible Preferred Stock, $0.01 par value per share (the "SERIES B PREFERRED STOCK"), and Series B-l Preferred Stock, $0.01 par value per share (the "SERIES B-1 PREFERRED STOCK"), voting together as a single class and on an as-converted basis, (iii) at least fifty-five percent (55%) of the issued and outstanding shares of the Corporation's Series C Convertible Preferred Stock, $0.01 par value per share (the "SERIES C PREFERRED STOCK"), Series C-1 Convertible Preferred Stock, $0.01 par value per share (the "SERIES C-1 PREFERRED STOCK"), and Series C-2 Convertible Preferred Stock, $0.01 par value per share (the "SERIES C-2 PREFERRED STOCK" and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series B-l Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock, the "PREFERRED STOCK"), (iv) at least a majority of the outstanding shares of the Preferred Stock, voting together as a single class and on an as-converted basis, and (v) at least a majority of all outstanding voting capital stock or the Corporation, voting together as a single class and on an as-converted basis, duly approved this Certificate of Amendment by written consent effective as of March 3, 2006, in accordance with Sections 228 and 242 of the DGCL.

     3. Written notice of such stockholder consent shall be given to all stockholders of the Corporation who have not consented in writing to this Certificate of Amendment.

     4. Effective immediately upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME") there is effective a one-for-ten reverse stock split (the "REVERSE SPLIT") of
(i) the Corporation's issued and outstanding shares of common stock, $0.01 par value per share ("COMMON STOCK"), whereby each share of Common Stock issued and outstanding or held as treasury shares immediately prior to the Effective Time (the "OLD COMMON STOCK") shall, automatically without any action on part of the holder thereof, be combined into 0.10 of one share of Common Stock (the "NEW COMMON STOCK") and (ii) each series of the Corporation's issued and outstanding shares of preferred stock, $0.01 par value per share ("PREFERRED STOCK"), whereby each share of each series of Preferred Stock issued and

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                                      - 2 -

outstanding or held as treasury shares immediately prior to the Effective Time (the "OLD PREFERRED STOCK" and collectively with the Old Common Stock, the "OLD STOCK") shall, automatically without any action on part of any holder thereof, be combined into 0.10 of one share of such series of Preferred Stock (the "NEW PREFERRED STOCK" and collectively with the New Common Stock, the "NEW STOCK"). Cash will be paid in lieu of any resulting fractional shares in an amount equal to (a) in the case of the New Common Stock, $1.00 and (b) in the case of the New Preferred Stock $4.517, in each case times the fractional share (rounded down to the nearest whole cent, but in no event less than one whole cent), PROVIDED that the determination of whether a holder of Old Stock has any fractional shares of New Stock as a result of the Reverse Split shall be made after aggregating all shares of New Common Stock and New Preferred Stock, respectively, and fractional shares thereof held by such holder immediately after the Reverse Split. Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Stock (the "OLD CERTIFICATES") shall, from and after the Effective Time, be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "NEW CERTIFICATES") representing (i) the shares of New Common Stock and New Preferred Stock into which the shares of Old Common Stock and Old Preferred Stock, respectively, formerly represented by such Old Certificates so surrendered were combined pursuant to the terms of this Section 4 and (ii) the right to receive cash in lieu of any fractional shares of New Common Stock and New Preferred Stock resulting from the Reverse Split as described above in this Section 4. Until surrendered by the holder thereof, each Old Certificate shall, from and after the Effective Time, no longer represent the shares of Old Stock stated on the face of such Old Certificate but shall be deemed to represent only (x) the number of shares of New Common Stock or New Preferred Stock into which such shares of Old Common Stock or Old Preferred Stock, respectively, were combined as a result of the Reverse Split and (y) the right to receive cash in lieu of any fractional shares of Common Stock or Preferred Stock resulting from the Reverse Split as described above in this
Section 4.

     5.   Pursuant to this Certificate of Amendment:

     A. All share numbers that appear in the text of the Preamble of the Restated Charter are hereby amended to reflect the share numbers in effect after giving effect to the consummation of the Reverse Split.

     B. All of the text of the Preamble to Article III of the Restated Charter preceding Part A therein shall be deleted and replaced in its entirety with the following:

                                 "CAPITAL STOCK

     AUTHORIZATION. Immediately upon the effectiveness of the filing of that certain Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation, dated March 3, 2006, the Corporation shall effect a reverse stock split pursuant to which each share of issued and outstanding Preferred Stock (as defined below) shall become .10 of a share of Preferred Stock and each share of issued and outstanding Common Stock (as defined below) shall become .10 of a share of Common Stock. After giving effect to the consummation of the foregoing reverse stock split, the total number of shares of all classes of stock which the Corporation shall have authority to issue is 38,322,429, consisting of (i) 16,322,429 shares of preferred stock, par value $0.01 par value per share, of which there arc authorized 1,703,871 shares of Series A Convertible Preferred Stock (the "Series A Stock"), 2,353,000 shares of Series B Convertible Preferred Stock (the "Series B Stock"), 292,500 shares of Series B-l Convertible Preferred Stock (the "Series B-l Stock"), 1,910,251 shares of Series C Convertible Preferred Stock (the "Series C Stock"), 1,945,525 shares of Series C-l Convertible Preferred Stock (the "Series C-1 Stock") and

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                                      - 3 -

8,117,282 shares of Series C-2 Convertible Preferred Stock (the "Series C-2 Stock" and together with the Series A Stock, the Series B Stock, the Series B-1 Stock, the Series C Stock and the Series C-l Stock, the "Preferred Stock"), and
(ii) 22,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"). The Series C Stock, the Series C-1 Stock, and the Series C-2 Stock shall hereinafter be referred to, collectively, as the "Senior C Stock", and the Series B Stock and the Series B-1 Stock shall hereinafter be referred to, collectively, as the "B Stock". Different series of preferred stock shall not be construed to constitute different classes of shares for purposes of voting by classes unless expressly provided."

     C. All of the text of Part A.1 of Article III of the Restated Charter shall be deleted and replaced in its entirety with the following:

     "A.1 DESIGNATION AND AMOUNT. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Preferred Stock shall be as set forth herein. The number of authorized shares of the Series A Stock is 1,703,871, the number of authorized shares of the Series B Stock is 2,353,000, the number of authorized shares of the Series B-1 Stock is 292,500, the number of authorized shares of the Series C Stock is 1,910,251, the number of authorized shares of the Series C-1 Stock is 1,945,525 and the number of authorized shares of the Series C-2 Stock is 8,117,282."

     D.   The reference to "20,000,000 shares" in Section A.7(d)(ii)(b) of
Article III of the Restated Charter shall be deleted and replaced with "2,000,000 shares (subject to Proportional Adjustment)."

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, ActivBiotics, Inc. has caused this Certificate of Amendment to its Sixth Amended and Restated Certificate of Incorporation to be executed by Steven C. Gilman, Ph.D., its President, this 3RD day of MARCH, 2006.

                                By: /s/ Steven C. Gilman, Ph.D.
                                    ---------------------------
                                    Steven C. Gilman, Ph.D.
                                    President

                            CERTIFICATE OF AMENDMENT

        TO THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                               ACTIVBIOTICS, INC.

     Pursuant to Section 242 of the Delaware General Corporation Law it is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is

                               ActivBiotics, Inc.

     2. The Sixth Amended and Restated Certificate of Incorporation of the Corporation, as currently in effect, is hereby amended by striking out Article III, Part A, Section 7(d)(ii)(b) thereof and by substituting in lieu of said Section A.7(d)(ii)(b) the following new Section A.7(d)(ii)(b):

          "Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, to purchase, or rights to subscribe for, such Common Stock, including Common Stock issued under the Corporation's 2001 Equity Incentive Plan or other equity incentive plan or other agreements approved by the Board of Directors and restricted stock grants to directors, employees or consultants as approved by the Board of Directors; PROVIDED, HOWEVER, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Corporation's 2000 Equity Incentive Plan and 2001 Equity Incentive Plan and all such agreements, plans and arrangements shall not exceed 3,500,000 shares unless otherwise approved by a majority of the voting power (determined as set forth in the third sentence of Section A.6(a) hereof) of the shares of Preferred Stock then outstanding, voting together as a separate class;"

     3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. In lieu of a meeting and vote of the stockholders of the Corporation, this Amendment has been duly adopted by written consent by the stockholders holding the majority of the outstanding capital stock of the Corporation entitled to vote, in accordance with the provisions of Section 228 General Corporation Law of the State of Delaware.

Signed on August 10, 2006

                                By: /s/ Steven C. Gilman, Ph.D.
                                    -----------------------------------------
                                Name: Steven C. Gilman, Ph.D.
                                Title:  President and Chief Executive Officer